UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

CONSOLIDATED FREIGHTWAYS CORPORATION

Commission File Number 1-12149

Incorporated in the State of Delaware

I.R.S. Employer Identification No. 77-0425334

16400 S.E. CF Way, Vancouver, WA 98683

Telephone Number (360) 448-4000

Item 5.	Other Events.

On September 3, 2002, Consolidated Freightways Corporation (the “Company”), Consolidated Freightways Corporation of Delaware, Redwood Systems, Inc., Leland James Service Corporation, CF Airfreight Corporation and CF MovesU.com Incorporated (collectively, the “CF Debtors”) filed their voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). On February 3, 2003, CFCD 2002 LLC, CFCD 2002A LLC, CFCD 2002 Member LLC and CFCD 2002A Member LLC (collectively, the “LLC Debtors” and together with the CF Debtors, the “Debtors”) filed their voluntary petitions for relief under the Bankruptcy Code. The Debtors’ chapter 11 cases are pending in the United States Bankruptcy Court for the Central District of California, Riverside Division (jointly administered under Case No. RS 02-24284 MG).

Based on guidance provided in Exchange Act Release 9660 (June 30, 1972) and Staff Legal Bulletin Number 2 (April 16, 1997), and based upon informal communications with the staff of the U.S. Securities and Exchange Commission, the Company is modifying the form of its periodic reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Specifically, in lieu of filing Forms 10Q and 10K pursuant to the Exchange Act, the Company will file under cover of Form 8K certain financial information included in monthly operating statements submitted by the Debtors to the Office of the United States Trustee for the Central District of California in connection with their chapter 11 cases pursuant to the Federal Rules of Bankruptcy Procedure and the requirements of the Office of the United States Trustee for the Central District of California.

THIS REPORT ON FORM 8K CONTAINS FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS, ARE NOT PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS. THE FINANCIAL INFORMATION INCLUDED HEREIN IS, ACCORDINGLY, ONLY REPRESENTATIVE OF THE FILING COMPANIES LISTED ABOVE. FURTHER, SUCH FINANCIAL STATEMENTS AND INFORMATION REFLECT ONLY THE OPERATIONS OF THE DEBTORS, AND THEREFORE DO NOT CONSTITUTE OR REFLECT CONSOLIDATED FINANCIAL DATA FOR THE COMPANY.

The financial statements are included as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED FREIGHTWAYS CORPORATION (Registrant)

August 5, 2003	/s/ STEPHEN SOKOL
Stephen Sokol Executive Vice President of Finance and Chief Financial Officer